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                                 Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated August 4, 2000 relating to the financial statements, which appears in Aastrom Biosciences, Inc.'s Annual Report on Form 10-K for the year ended June 30, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PriceWaterhouseCoopers LLP
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PRICEWATERHOUSECOOPERS LLP

Minneapolis, Minnesota

December 28, 2000